                                                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


The following table lists the Company's subsidiaries, all of which are directly or indirectly wholly-owned, except as provided below:

       Power-Electronics, Inc.                                Puerto Rico
       Poder Uno de Mexico, S.A. de C.V.                      Mexico
       P-O Nevada Corp.                                       USA
       Power-One Holding AG                                   Switzerland
       Melcher Holding, Inc.                                  USA
       Power-One AG                                           Switzerland
       Melcher, Inc.                                          USA
       Power-One S.A.                                         France
       Power-One Ltd.                                         Great Britain
       Power-One GmbH                                         Germany
       Power-One B.V.                                         Netherlands
       Power-One SIMP Ltd.                                    Ireland
       Power-One Produktion AG                                Switzerland
       Power-One s.r.o.                                       Slovakia
       Melcher Incorporated                                   USA
       Melcher Corp.                                          Canada
       International Power Devices, Inc.                      USA
       HC Power, Inc.                                         USA
       Power-One S.r.l.                                       Italy
       Power-One I/S                                          Denmark
       Power-One Denmark ApS                                  Denmark
       Power-One Norge AS                                     Norway
       Powec AS                                               Norway
       Powec Eiendom AS                                       Norway
       Powec Ltd.                                             Great Britain
       Powec GmbH                                             Germany
       Powec Finland OY                                       Finland
       Powec AB                                               Sweden
       Powec Pty Ltd.                                         Australia
       Powec Pte. Ltd.                                        Singapore
       Power-One Asia Ltd.                                    Hong Kong

1. Power-One S.A., otherwise indirectly wholly-owned by the Company, has seven single-shore "fiduciary shareholders" as required by local law.

2. Power-One Ltd. is 99% indirectly owned by the Company and 1% owned by an individual stockholder.